UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2008

Enliven Marketing Technologies Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-27168	95-4102687
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

205 West 39th Street, 16th Floor
New York, NY		10018
(Address of principal executive offices)		(Zip Code)

(212) 201-0800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

      Agreement and Plan of Merger

     On May 7, 2008, Enliven Marketing Technologies Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (as it may be amended and supplemented from time to time, the “Merger Agreement”) with DG FastChannel, Inc., a Delaware corporation (“Parent”), and DG Acquisition Corp. VI., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Under the terms of the Merger Agreement, which was approved by the respective boards of directors of each of the Company and Parent, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent, and each outstanding share of the Company’s common stock, other than shares held by Parent and its subsidiaries, will be cancelled and converted into the right to receive .051 of a share of common stock, par value $0.001 per share, of Parent.

     The consummation of the Merger is subject to certain conditions, including the approval of the Company’s stockholders and Parent’s stockholders; the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; the absence of any changes or events arising since the date of the Merger Agreement that have had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company or Parent; the effectiveness of a registration statement relating to the shares of Parent’s common stock to be issued in the Merger; and other customary conditions. Parent has agreed to vote the shares of Company common stock that it holds in favor of the Merger at the Company’s stockholders’ meeting and Chief Executive Officer of Parent has agreed to vote the shares of Parent common stock that he beneficially owns in favor of the issuance of shares of Parent’s common stock in connection with the Merger at Parent’s stockholders’ meeting.

     The parties have made customary representations and warranties and covenants in the Merger Agreement, including among other things (1) to conduct their respective businesses in the ordinary course between the execution of the Merger Agreement and the consummation of the Merger, (2) to cause a meeting of their respective stockholders to be held, in the case of the Company’s stockholders, to adopt the Merger Agreement and in the case of Parent’s stockholders, to approve the issuance of shares of Parent’s common stock in connection with the Merger, (3) for Parent’s board of directors to recommend that its stockholders approve the issuance of shares of Parent’s common stock in the Merger, (4) subject to certain exceptions which permit the Company’s board of directors to withdraw its recommendation in order to comply with its fiduciary obligations, for the Company’s board of directors to recommend that the Company’s stockholders adopt the Merger Agreement, and (5) for the Company not to (A) solicit proposals relating to alternative business combination transactions or (B) subject to certain exceptions which permit the Company’s board of directors to discuss certain unsolicited proposals for alternative business combination transactions received from third parties in order to comply with its fiduciary obligations, enter into discussions concerning or provide information in connection with alternative business combinations.

     In accordance with the Merger Agreement, upon consummation of the Merger, Parent’s board of directors will be increased from seven to nine members, to include two persons who are currently directors of the Company for terms ending at the 2010 annual meeting of stockholders of Parent.

     Under the Merger Agreement, each of Parent and the Company has certain rights to terminate the Merger Agreement and the Merger. The Company may terminate the Merger Agreement under certain circumstances, including if its board of directors reasonably determines that it has received an unsolicited “Superior Proposal,” as defined in the Merger Agreement, and otherwise complies with certain terms of the Merger Agreement. In the event of such termination, the Company must pay a fee of $3,270,465 to Parent (the “Termination Fee”). In addition, if the Merger Agreement is terminated under certain circumstances, and within 12 months after the date of such termination the Company enters into a definitive agreement providing for, or consummates, the acquisition of the Company, the Company will be obligated to pay Parent the Termination Fee. If either the Company or Parent terminates the Merger Agreement under certain circumstances, the other party must pay the terminating party an amount equal to the reasonable out-of-pocket expenses incurred by the terminating party in connection with the transactions contemplated by the Merger Agreement, up to $300,000.

Rights Agreement Amendment

     On May 7, 2008, prior to entering into the Merger Agreement, the Company adopted an amendment (the “Rights Agreement Amendment”) to its Amended and Restated Preferred Shares Rights Agreement, dated as of June 24, 1999, between the Company and the Rights Agent named therein, as amended to date (the “Rights Agreement”), to provide, among other things, that (1) neither Parent, Merger Sub nor any subsidiary of Parent shall be deemed to be a “Beneficial Owner” of, or to “beneficially own” (as such terms are defined in the Rights Agreement), any common stock of the Company solely by virtue of the approval, execution or delivery of the Merger Agreement, and no “Shares Acquisition Date” or “Distribution Date” or “Triggering Event” (as such terms are defined in the Rights Agreement) will occur as a result of the execution of the Merger Agreement or the consummation of the transactions contemplated thereby, including the Merger, (2) the Rights Agreement will terminate and the Company Rights (as such term is defined in the Rights Agreement) will expire immediately prior to the effective time of the Merger and (3) the “Final Expiration Date” (as such term is defined in the Rights Agreement) will be extended until the Outside Date (as such term is defined in the Merger Agreement).

*     *     *

     The foregoing summary of the Merger Agreement and the Rights Agreement and the transactions contemplated thereby does not purport to be complete and is subject to,

and qualified in its entirety by, the full text of the Merger Agreement furnished herewith as Exhibit 2.1 and the full text of the Rights Agreement Amendment furnished herewith as Exhibit 2.2, each of which is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, their respective businesses or the actual conduct of their respective businesses during the period prior to the consummation of the Merger. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company and Parent, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company and Parent.

Item 2.02. Results of Operations and Financial Condition.

     On May 9, 2008, the Company issued a press release regarding its results of operations for its fiscal first quarter ended March 31, 2008. A copy of the press release issued by the Company is furnished herewith as Exhibit 99.1.

     The information contained in this Item 2.02 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section.

Item 7.01. Regulation FD Disclosure.

On May 8, 2008, the Company and Parent issued a joint press release announcing that the Company and Parent had entered into the Merger Agreement, as described in Item 1.01 of this report. A copy of the joint press release is furnished herewith as Exhibit 99.2.

     The information contained in this Item 7.01 and Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
Number

2.1	Agreement and Plan of Merger, dated as of May 7, 2008, among Enliven Marketing Technologies Corporation, DG FastChannel, Inc. and DG Acquisition Corp. VI.*

2.2	Amendment No. 4 to the Amended and Restated Rights Agreement, dated as of May 7, 2008, among Enliven Marketing Technologies Corporation and Computershare Trust Company, N.A. (f/k/a EquiServe Trust Company, N.A., as successor to Fleet National Bank (f/k/a BankBoston, N.A.)), as Rights Agent.

99.1	Press release issued by Enliven Marketing Technologies Corporation dated May 9, 2008.

99.2	Press release issued by Enliven Marketing Technologies Corporation and DG FastChannel, Inc. dated May 8, 2008.

*Schedules omitted pursuant to Item 601(b)(2) of Regulations S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLIVEN MARKETING TECHNOLOGIES CORPORATION

Name:	/s/ Andrew J. Graf
By:	Andrew J. Graf
Title:	Secretary
Date: May 12, 2008

EXHIBIT INDEX

Exhibit	Description
Number

2.1	Agreement and Plan of Merger, dated as of May 7, 2008, among Enliven Marketing Technologies Corporation, DG FastChannel, Inc. and DG Acquisition Corp. VI.*

2.2	Amendment No. 4 to the Amended and Restated Rights Agreement, dated as of May 7, 2008, among Enliven Marketing Technologies Corporation and Computershare Trust Company, N.A. (f/k/a EquiServe Trust Company, N.A., as successor to Fleet National Bank (f/k/a BankBoston, N.A.)), as Rights Agent.

99.1	Press release issued by Enliven Marketing Technologies Corporation dated May 9, 2008.

99.2	Press release issued by Enliven Marketing Technologies Corporation and DG FastChannel, Inc. dated May 8, 2008.

*Schedules omitted pursuant to Item 601(b)(2) of Regulations S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.